UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2023

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On June 13, 2023, Capital Bancorp, Inc. (the “Company”), the bank holding company for Capital Bank, N.A. (the “Bank”), issued a press release (the "Press Release") reporting that the Bank entered into an employment agreement, effective June 26, 2023 (the "Employment Agreement") with Jennings "Jay" Walker as Chief Financial Officer. The Employment Agreement is described below.

Prior to his appointment, Mr. Walker, served as EVP, Treasurer and Head of Corporate Strategy during his 12+ years at Seacoast Bank and Seacoast Banking Corporation of Florida, a Florida headquartered publicly traded financial institution with assets exceeding $10 billion. Mr. Walker played a pivotal role in driving organic growth and helping lead several strategic mergers and acquisitions. Mr. Walker's experience also includes managing interest rate and liquidity risk, building robust financial infrastructure, and effectively navigating growth. Mr. Walker has a Master of Business Administration from the University of Florida and a Bachelor of Science degree in Accounting from Florida Gulf Coast University.

There are no arrangements or understandings between Mr. Walker and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Walker and any of the Company's or Bank's directors or executive officers. Mr. Walker has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Effective June 26, 2023, Connie Egan will step down from the role of the Company's Principal Financial and Accounting Officer. Ms. Egan will continue to serve as the Chief Accounting Officer of the Bank.

Compensatory Arrangements of Certain Officers

On June 8, 2023, the Bank entered into an employment agreement, effective as of June 26, 2023 with Mr. Walker as Chief Financial Officer of the Bank.

The Employment Agreement provides for an initial term of three years and six months ending on December 31, 2026, subject to automatic renewals for an additional year each year thereafter, unless any party provides written notice of non-renewal at least six months in advance of the anniversary date (December 31st each year beginning in 2026). Pursuant to the Employment Agreement, Mr. Walker is entitled to an annual base salary of $350,000 and subject to annual review by the Compensation Committee of the Company's Board of Directors (the "Board") for a possible increase, but not a decrease. The Employment Agreement further provides that Mr. Walker is eligible to receive (i) annual incentive compensation up to 45% of his base salary, which incentive compensation shall be paid 75% in cash and 25% in stock (which will be subject to transferability restrictions but not vesting), subject to annual review by the Board, (ii) an incentive stock award grant of 2,000 stock options for the Company's stock as well as 2,000 restricted stock units, subject to vesting over four and three equal installments, respectively, beginning on the first anniversary of the date of grant, and (iii) a sign-on bonus of $100,000. Future stock options shall be granted to Mr. Walker at the discretion of the Compensation Committee. Mr. Walker is also eligible to receive benefits under any employee benefit plans made available by the Bank to senior executives including, but not limited to, retirement plans, supplemental retirement plans, medical, disability, life insurance plans, and any other employee benefit plan or arrangement made available by the Company or the Bank in the future to senior executives. Beginning in 2024, Mr. Walker will also begin to participate in the Bank's Non-Qualified Deferred Compensation Plan.

Mr. Walker is entitled to certain severance benefits upon the occurrence of an event of termination without cause, if Mr. Walker resigns for good reason, or an event of termination without cause or if Mr. Walker resigns for good reason within one year following a change in control of the Company, in each case as outlined and defined in the Employment Agreement. Following an event of termination without cause or a resignation for good reason, the Bank shall pay Mr. Walker as severance for 18 months Mr. Walker's monthly base salary in effect on the date of termination, in equal semi-monthly installments. Additionally, the Bank will continue to cover Mr. Walker under its medical coverage, or under appropriate substitute individual coverages, for 18 months. If the Bank cannot continue to cover Mr. Walker under its existing medical plans, the Bank will pay him cash during the 18 month period equal to the annual premium amount. Mr. Walker may also be entitled to a pro-rated bonus under certain circumstances and if such date of termination is six months or more into a calendar year.

The payment of all such severance amounts and benefits is contingent upon Mr. Walker's timely execution, and non-revocation of, a severance and release agreement in a form provided by the Bank, and the continued observance of all post-termination obligations for the periods described in the Employment Agreement.

Under the Employment Agreement, Mr. Walker has also agreed to be bound by certain confidentiality and non-solicitation provisions.

The foregoing description of Mr. Walker's Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Press Release issued by the Company on June 13, 2023 regarding the appointment of Mr. Walker described in Item 5.02 above is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Employment Agreement, dated June 26, 2023, between Capital Bank, N.A. and Jennings Walker.
99.1	Press Release dated June 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

By: /s/ Edward F. Barry
Name: Edward F. Barry
Title: Chief Executive Officer
June 13, 2023

4